UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 12, 2022

SPX TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-6948	88-3567996
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6325 Ardrey Kell Road, Suite 400,
Charlotte, North Carolina 28277
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code  (980) 474-3700

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common Stock, par value $0.01	SPXC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On December 12, 2022, the board of directors of SPX Technologies, Inc. (the “Company”) approved an amendment and restatement of the Company’s amended and restated by-laws (as so amended and restated, the “Amended By-laws”), effective as of such date. Among other matters, the Amended By-laws update certain procedural requirements related to director nominations by stockholders in light of the recently effective “universal proxy” rules set forth in Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The amendments effected by the Amended By-laws include:

•enhanced requirements regarding the information stockholders must submit and representations stockholders must make in connection with providing advance notice of stockholder meeting proposals and director nominations;

•requirements for stockholders submitting such proposals or director nominations to supplement the information provided in the notice as of the record date and, generally, as of ten (10) business days prior to the relevant stockholder meeting;

•a requirement that a stockholder or a qualified representative of the stockholder appear at the relevant stockholder meeting to present a nomination or other business under the advance notice provisions;

•a prohibition against a stockholder nominating a greater number of persons for election to the board of directors than are subject to election at the applicable stockholder meeting;

•a requirement that a stockholder proposing a matter for a vote by stockholders at a meeting solicit proxies from holders of shares with voting power sufficient to approve the matter;

•a requirement that a stockholder proposing director nominations comply with the requirements of Rule 14a-19, which requires the stockholder to solicit proxies from holders of shares representing 67% of the voting power of shares entitled to vote in the election of directors;

•a requirement that for an individual to be eligible for election as a director the individual must complete a questionnaire in a form provided by the Company to provide information relevant to election as a director, including with respect to background, qualifications, stock ownership and independence, and represent that he or she is not and, if elected as a director during his or her term of office, will not become a party to any agreement, arrangement or understanding specifying how he or she is to act or vote as a director on any issue or question;

•a requirement that a stockholder soliciting proxies from other stockholders use a proxy card color other than white;

•clarifying changes to provisions permitting stockholder meetings to be held by means of remote communication; and

•a provision for the Chairman of the Board (with a chain of succession in the Chairman’s absence) to serve as the presiding officer of stockholder meetings, with authority to establish and enforce rules for the conduct of stockholder meetings.

Under the Amended By-laws, the requirements related to stockholder proposals listed above do not apply to any proposal made in accordance with Rule 14a-8 under the Exchange Act to be included in the Company’s proxy statement. The Amended By-laws also effected certain other administrative, modernizing, clarifying, and conforming changes, and changes in furtherance of gender neutrality.

The foregoing description of the changes effected by the Amended By-laws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended By-laws, which is filed herewith as Exhibit 3.1 and incorporated herein by reference. A marked copy of the Amended By-laws, which indicates the changes from the prior version of the Company’s amended and restated by-laws, is filed herewith as Exhibit 3.2.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	By-laws of SPX Technologies, Inc., Amended and Restated on December 12, 2022
3.2	By-laws of SPX Technologies, Inc., Amended and Restated on December 12, 2022 (marked to show changes against prior version)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPX TECHNOLOGIES, INC.
(Registrant)

Date: December 13, 2022	By:	/s/ John W. Nurkin
John W. Nurkin
Vice President, General Counsel and Secretary

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